Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Anteris Technologies Global Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	5,163,023(2)	$6.00(3)	$30,978,138.00(3)	$153.10 per $1,000,000	$4,742.75
Equity	Common stock, par value $0.0001 per share, issuable pursuant to the exercise of outstanding options granted under the Admedus Ltd Employee Long Term Incentive Plan	Rule 457(h)	29,646(4)	$17.08(5)	$506,353.68(5)	$153.10 per $1,000,000	$77.52
Equity	Common stock, par value $0.0001 per share, issuable pursuant to the exercise of outstanding options granted under the Anteris Technologies Ltd Employee Incentive Plan	Rule 457(h)	769,980(6)	$8.67(7)	$6,675,726.60(7)	$153.10 per $1,000,000	$1,022.05
Equity	Common stock, par value $0.0001 per share, issuable pursuant to the exercise of outstanding options granted under the Anteris Technologies Ltd Director Stock Option Program	Rule 457(h)	2,289,248(8)	$12.62(9)	$28,890,309.76(9)	$153.10 per $1,000,000	$4,423.11
	Total Offering Amounts				$67,050,528.06		$10,265.43
	Total Fee Offsets						—
	Net Fee Due						$10,265.43

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), that become issuable under (1) the Anteris Technologies Global Corp. Equity Incentive Plan (the “Equity Plan”), (2) the Admedus Ltd Employee Long Term Incentive Plan (the “2017 Plan”), (3) the Anteris Technologies Ltd Employee Incentive Plan (the “2020 Plan”) and (4) the Anteris Technologies Ltd Director Stock Option Program (the “Director Compensation Program,” together with the 2017 Plan and the 2020 Plan, the “Prior Plans”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock.

(2)	Represents shares of Common Stock issuable pursuant to the Equity Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is based on a price of $6.00 per share of Common Stock, the initial public offering price per share under the Registrant’s prospectus filed with the Securities and Exchange Commission on December 13, 2024 pursuant to Rule 424(b) under the Securities Act.

(4)	Represents shares of Common Stock underlying stock options previously issued and outstanding under the 2017 Plan.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $17.08, which is the weighted-average exercise price for stock options outstanding under the 2017 Plan as of the date of this Registration Statement. The weighted-average exercise price has been converted from AUD using a A$1.00 to $0.64 exchange rate.

(6)	Represents shares of Common Stock underlying stock options previously issued and outstanding under the 2020 Plan.

(7)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $8.67, which is the weighted-average exercise price for stock options outstanding under the 2020 Plan as of the date of this Registration Statement. The weighted-average exercise price has been converted from AUD using a A$1.00 to $0.64 exchange rate.

(8)	Represents shares of Common Stock underlying stock options previously issued and outstanding under the Director Compensation Program.

(9)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $12.62, which is the weighted-average exercise price for stock options outstanding under the Director Compensation Program as of the date of this Registration Statement. The weighted-average exercise price has been converted from AUD using a A$1.00 to $0.64 exchange rate.